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                                                                     Exhibit 8.1

                          GOODWIN, PROCTER & HOAR LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881


                                 June 22, 1999


Boston Properties, Inc.
800 Boylston Street
Boston, Massachusetts 02199

     Re:  Certain Federal Income Tax Matters
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Boston Properties, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company that may be issued by the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). You have requested our opinion on certain federal income tax matters in connection with the Plan.

     Capitalized terms not defined herein shall have the same meaning as in the Officer's Certificate (as defined below).

     In rendering the following opinion, we have examined the Amended and Restated Certificate of Incorporation (the "Articles") and Bylaws of the Company, the Company's federal income tax return for the taxable year ended December 1997 on Form 1120-REIT, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein (collectively, the "Documents"). We have reviewed the investment activities, operations and governance of the Company and its Subsidiaries. We have relied upon representations of duly appointed officers of the Company and Boston Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership") (including without limitation, representations contained in a letter dated as of this date (the "Officer's Certificate")), principally relating to the Company's organization and operations. We assume that each such representation is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. Nothing has come to our attention which would cause us to
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Boston Properties, Inc.
June 22, 1999
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believe that any of such representations are untrue, incorrect or incomplete.
We assume that the Company will be operated in accordance with the applicable laws and the terms and conditions of applicable documents. We have also reviewed the Registration Statement, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, and such other documents as we have deemed appropriate. In addition, we have relied upon certain additional facts and assumptions described below.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. In addition, we assume that all interests in the Operating Partnership have been and will be issued in a transaction (or transactions) that are not required to be registered under the Securities Act and that no interest in the Operating Partnership offered for sale outside the United States would have been required to be registered under the Securities Act if such interest had been offered for sale within the United States. We have further assumed that during its short 1997 taxable year ending December 31, 1997 and subsequent taxable years, the Company has operated and will operate in such a manner that has made and will make the representations contained in the Officer's Certificate true for all such years, and that the Company and its Subsidiaries will not make any amendments to its organizational documents after the date of this opinion that would affect the Company's qualification as a real estate investment trust for any taxable year. For purposes of our opinion, we have made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

     The discussion and conclusion set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations set forth in the Officer's Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification,


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Boston Properties, Inc.
June 22, 1999
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distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we are of the opinion that:

     1. Commencing with the Company's initial taxable year ended December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation enables it to meet the requirements for qualification as a "real estate investment trust" under the Code, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust.

     2. The statements in the Registration Statement under the caption "Important Tax Consequences," to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

     We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the transactions herein to be materially and adversely different from that described above.

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Boston Properties, Inc.
June 22, 1999
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     We consent to being named as Counsel to the Company in the Registration
Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar LLP

                                    Goodwin, Procter & Hoar  LLP


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